Request ID: 025692825
Demande n°:
Transaction ID: 078185577
Transaction n°:
Category ID: CT
Catégorie:

Province of Ontario
Province de l'Ontario
Ministry of Government Services
Ministère des Services gouvernementaux

Date Report Produced: 2021/02/12
Document produit le:
Time Report Produced: 17:44:12
Imprimé à:

Certificate of Incorporation
Certificat de constitution

This is to certify that

Ceci certifie que

LI-CYCLE HOLDINGS CORP.

Ontario Corporation No.

Numéro matricule de la personne morale en Ontario

002816198

is a corporation incorporated, under the laws of the Province of Ontario.

est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on

Les présents statuts constitutifs entrent en vigueur le

FEBRUARY 12 FÉVRIER, 2021

Barbara Duckitt

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

Page: 1

Request ID / Demande nº
25692825

Ontario Corporation Number
Numéro de la compagnie en Ontario
2816198

FORM 1 / FORMULE NUMÉRO 1

BUSINESS CORPORATIONS ACT / LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is: / Dénomination sociale de la compagnie:

LI-CYCLE HOLDINGS CORP.

2. The address of the registered office is: / Adresse du siège social:

2351 ROYAL WINDSOR DRIVE Suite 10

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)
(Rue et numéro, ou numéro de la R.R. et, s'il s'agit édifice à bureau, numéro du bureau)

MISSISSAUGA ONTARIO
CANADA L5J 4S7

(Name of Municipality or Post Office)
(Nom de la municipalité ou du bureau de poste)

(Postal Code/Code postal)

3. Number (or minimum and maximum number) of directors is: / Nombre (ou nombres minimal et maximal) d'administrateurs:

Minimum 1 Maximum 10

4. The first director(s) is/are: / Premier(s) administrateur(s):

First name, initials and surname
Prénom, initiales et nom de famille

Resident Canadian State Yes or No
Résident Canadien Oui/Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code
Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

* AJAY YES

KOCHHAR

2351 ROYAL WINDSOR DRIVE, Suite 10

MISSISSAUGA ONTARIO
CANADA L5J 4S7

Page: **2**

Request ID / Demande nº	Ontario Corporation Number Numéro de la compagnie en Ontario
25692825	**2816198**

4. The first director(s) is/are: Premier(s) administrateur(s):

First name, initials and surname Prénom, initiales et nom de famille	Resident Canadian State Yes or No Résident Canadien Oui/Non
Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal
* **BRUCE**	**YES**
MACINNIS	
2351 ROYAL WINDSOR DRIVE Suite 10	
MISSISSAUGA ONTARIO	
CANADA L5J 4S7

Page: Ontario Corporation Number Request ID / Demande no Numéro de la compagnie en Ontario 5. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie. 6. The classes and any maximum number of shares that the corporation is authorized to issue: Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre: 3 25692825 2816198 None. The Corporation is authorized to issue an unlimited number of common shares.

Page: Ontario Corporation Number Request ID / Demande no Numéro de la compagnie en Ontario 7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série: 4 25692825 2816198 I. Subject to the requirements of the Business Corporations Act (Ontario) as now enacted or as the same may from time to time be amended, re-enacted, or replaced (the "Act"), the rights, privileges, restrictions and conditions attaching to the common shares are as follows: 1. Voting Rights: The holders of the common shares will be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each common share held at all such meetings. 2. Payment of Dividends: The holders of the common shares will be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the common shares, the board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Corporation. 3. Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the common shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution will be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Page: Ontario Corporation Number Request ID / Demande no Numéro de la compagnie en Ontario 8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes: 5 25692825 2816198 No share of the Corporation may be transferred unless its transfer complies with the restriction on the transfer of securities set out in paragraph 9 (Other Provisions) hereof.

Page: Ontario Corporation Number Request ID / Demande no Numéro de la compagnie en Ontario 9. Other provisions, (if any, are): Autres dispositions, s’il y a lieu: 6 25692825 2816198 No security of the Corporation, other than a non-convertible debt security, may be transferred without the consent of: (a) the board of directors of the Corporation, expressed by a resolution duly passed at a meeting of the directors; (b) a majority of the directors of the Corporation, expressed by an instrument or instruments in writing signed by such directors; (c) the holders of the voting shares of the Corporation, expressed by a resolution duly passed at a meeting of the holders of voting shares; or (d) the holders of the voting shares of the Corporation representing a majority of the votes attached to all the voting shares, expressed by an instrument or instruments in writing signed by such holders.

Page: 7

Request ID / Demande nº
25692825

Ontario Corporation Number
Numéro de la compagnie en Ontario
2816198

10. The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name or corporate name
Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code
Domicile élu, adresse du siège social au adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

* **AJAY KOCHHAR**
2351 ROYAL WINDSOR DRIVE, Suite 10

MISSISSAUGA ONTARIO
CANADA L5J 4S7

* **BRUCE MACINNIS**
2351 ROYAL WINDSOR DRIVE Suite 10

MISSISSAUGA ONTARIO
CANADA L5J 4S7